                                                                     Exhibit 4.4


                                                            Draft: June 26, 2001








                     AMENDED AND RESTATED PLEDGE AGREEMENT


                        Dated as of ____________ , 2001

                                    Between


                 CORPORACION DURANGO, S.A. DE C.V., as Pledgor

                                      and

                      THE CHASE MANHATTAN BANK, as Trustee

                     AMENDED AND RESTATED PLEDGE AGREEMENT


          This PLEDGE AGREEMENT (this "Pledge Agreement") is amended and restated as of ____________, 2001 between CORPORACION DURANGO, S.A. DE C.V., a variable capital company (sociedad anonima de capital variable) organized under the laws of the United Mexican States (the "Pledgor"), having its principal office at Torre Corporativa Durango, Potasio 150, Ciudad Industrial, Durango, Durango, United Mexican States 34220, and THE CHASE MANHATTAN BANK, a banking corporation duly organized and existing under the laws of New York, having an office at 450 West 33rd Street, 10th Floor, New York, NY 10001-2697, as trustee (the "Trustee") for the holders (the "Holders") of the Notes (as defined herein). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Indenture.


                              W I T N E S S E T H

          WHEREAS, the Pledgor and the Trustee entered into that certain indenture dated February 5, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Pledgor issued its 13 1/8% Senior Notes due 2006 (the "Notes") in an aggregate principal amount of US$180 million; and

          WHEREAS, to secure the obligations of the Pledgor under the Indenture and the Notes (the "Obligations") the Pledgor (i) pledged to the Trustee for its benefit and the ratable benefit of the Holders of the Original Notes, a security interest in a US$180 million unsubordinated promissory note dated February 5, 2001 (as amended or supplemented from time to time, the "Promissory Note") issued by Grupo Industrial Durango, S.A. de C.V., a variable capital company (sociedad anonima de capital variable) organized under the laws of the United Mexican States ("GID"), to the Pledgor, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Promissory Note and (ii) executed and delivered this Pledge Agreement in order to secure the payment and performance by the Pledgor of the Obligations; and

          WHEREAS, in accordance with the terms of the Indenture the Pledgor is issuing an additional US$___ million in aggregate principal amount of the Notes;

          WHEREAS, Section 1018 of the Indenture requires that the principal amount outstanding under the Promissory Note to be at least equal to the outstanding principal amount of the Notes; and

          WHEREAS, the Promissory Note has been amended and restated as of the date hereof in order to increase the principal amount outstanding thereunder from US$180 million to US$___ million in order to comply with Section 1018 of the Indenture; and

          WHEREAS, the Pledgor and the Trustee are amending and restating this agreement in order to confirm the continuation of the security interest in the Promissory Note, as amended and restated on the date hereof; and

          WHEREAS, it is a condition precedent to the issuance of additional Notes by the Pledgor that the Pledgor shall have entered into this Pledge Agreement;

          NOW, THEREFORE, in consideration of the mutual promises herein contained, and in order to induce the Holders of the Notes to purchase such Notes, the Pledgor hereby agrees with the Trustee, for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes, as follows:

          SECTION 1. Pledge and Grant of Security Interest. The Pledgor hereby assigns and pledges to the Trustee for its benefit and for the ratable benefit of the Holders of the Notes, and hereby grants to the Trustee for its benefit and for the ratable benefit of the Holders of the Notes, a security interest in the following (the "Collateral"):

          (a) the Promissory Note, as amended and restated on the date hereof, issued by GID to the Pledgor in an aggregate principal amount of US$_________, a copy of which is attached hereto as Exhibit A, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Promissory Note, and

          (b) all proceeds of any or all of the foregoing.

          SECTION 2. Security for Obligation. This Pledge Agreement and the grant of a security interest in the Collateral hereunder secures the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations, whether for principal, interest, fees or otherwise, now or hereafter existing, under this Pledge Agreement, the Notes or the Indenture (all such Obligations being the "Secured Obligations"). Without limiting the generality of the foregoing, this Pledge Agreement and the grant of a security interest in the Collateral hereunder secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by the Pledgor to the Trustee or the Holders under the Notes or the Indenture but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Pledgor.

          SECTION 3. Delivery of Collateral. The Promissory Note is hereby endorsed and delivered by the Pledgor to the Trustee and is accompanied by an Acknowledgement and Consent Agreement (the "Acknowledgement and Consent Agreement"), substantially in the form of Exhibit B hereto, executed by GID, whereby GID, among other things, acknowledges and consents to the pledge of the Promissory Note by the Pledgor.

          SECTION  4.   Representations  and  Warranties.   The  Pledgor  hereby
represents and warrants as of the date hereof that:

         (a) The execution and delivery by the Pledgor of, and the performance by the Pledgor of its obligations under, this Pledge Agreement do not and will not contravene any provision of applicable law or the estatutos sociales of the Pledgor or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order, decree, license or permit of any governmental body, agency or court having jurisdiction over the Pledgor or any of its Restricted Subsidiaries, or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interests granted under this Pledge Agreement.

          (b) No consent of any other person and no approval, authorization, order of, action by or qualification with, any governmental authority, regulatory body, agency or other third party is required (i) for the execution, delivery or performance by the Pledgor of its obligations under this Pledge Agreement, (ii) for the grant by the Pledgor of the security interest created hereby, for the pledge by the Pledgor of the Collateral pursuant to this Pledge Agreement or (iii) for the exercise by the Trustee of the rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement.

          (c) The Pledgor is the owner of the Collateral, free and clear of any Lien or claims of any person or entity (except for the security interests created by this Pledge Agreement).

          (d) This Pledge Agreement has been duly authorized and validly executed and delivered by the Pledgor and constitutes a valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and to general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

          (e) Upon the delivery of the Promissory Note to the Trustee the pledge and grant of a security interest in the Collateral pursuant to this Pledge Agreement for the benefit of the Trustee and the Holders of the Notes will constitute a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations.

          (f) There are no legal or governmental proceedings pending or, to the best of the Pledgor's knowledge, threatened to which the Pledgor or any of its Restricted Subsidiaries is a party that would affect the power or ability of the Pledgor to perform its obligations under this Pledge Agreement or to consummate the transactions contemplated hereby.

          (g) Neither the Pledgor nor the Collateral has any immunity from jurisdiction of any court or from set-off or any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise).

          (h) There is no tax, levy, impost, deduction, charge or withholding imposed by the Pledgor's jurisdiction of incorporation or any organization or any political subdivision thereof on or by virtue of the execution or delivery of this Agreement.

          (i) To ensure the legality, validity, enforceability or admissibility in evidence of this Agreement in the Pledgor's jurisdiction of incorporation, it is not necessary that this Pledge Agreement or any other document be filed or recorded with any court or other authority in such jurisdiction or that any stamp or similar tax be paid on or in respect of this Pledge Agreement.

          (j) GID has duly executed and delivered the Acknowledgement and Consent Agreement.

          SECTION 5. Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, it will promptly execute and deliver all further instruments and documents, and take all reasonable further action, that may be necessary, or that the Trustee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to the Collateral.

          SECTION 6. Covenants. The Pledgor covenants and agrees with the Trustee and the Holders of the Notes that from and after the date of this Pledge Agreement until the date that this Pledge Agreement is terminated pursuant to
Section 20 hereof:

          (a) that (i) it will not (and will not purport to) sell or otherwise dispose of the Collateral or its beneficial interest therein, and (ii) it will not create or permit to exist any Lien or other adverse interest in or with respect to its beneficial interest in the Collateral (except for the security interests granted under this Pledge Agreement);

          (b) that it will not (i) enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Trustee's rights or remedies hereunder, or (ii) fail to pay or discharge any tax, assessment or levy of any nature with respect to its beneficial interest in the Collateral not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to such beneficial interest; and

          (c) that it will not amend, waive or otherwise modify any term of the Promissory Note except as permitted thereunder.

          SECTION 7. Power of Attorney. The Pledgor hereby appoints and constitutes the Trustee as the Pledgor's attorney-in-fact (with full power of substitution), with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Trustee's discretion following the occurrence and during the continuation of an Event of Default to take any action and to execute any instrument that the Trustee may deem necessary or advisable to accomplish the purposes of this Pledge Agreement; provided, however, that the Trustee shall have no obligation to perform any of the foregoing actions. The Pledgor agrees that if the power-of-attorney granted hereunder shall require any formalities under Mexican law, the pledgor shall take any and all action reasonably requested by the Trustee to complete such formalities.

          SECTION 8. No Assumption of Duties; Reasonable Care. The rights and powers conferred on the Trustee hereunder are solely to preserve and protect the security interest of the Trustee and the Holders of the Notes in and to the Collateral granted hereby and shall not be interpreted to, and shall not impose any duties on the Trustee in connection therewith other than those expressly provided herein or imposed under applicable law. Except as provided by applicable law or by the Indenture, the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Trustee accords similar property held by the Trustee for its own account, it being understood that the Trustee in its capacity as such shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters, (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (c) investing or reinvesting any of the Collateral or any loss on any investment.

          SECTION 9.  Indemnity;  Trustee's  Limitation of Liability to Pledgor.
(a) The Pledgor shall indemnify, reimburse, hold harmless and defend the Trustee and its directors, officers, agents and employees, from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, and reasonable legal fees and damages arising from the Trustee's performance or lack of performance as Trustee under this Pledge Agreement, except to the extent that such claim, action, obligation, liability or expense is directly attributable to the bad faith, gross negligence or willful misconduct of such indemnified person. This indemnity shall be a continuing obligation of the Pledgor, its respective successors and assigns, notwithstanding the termination of this Pledge Agreement.

          (b) If at any time the Trustee is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects Collateral (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of Collateral), the Trustee is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate and if the Trustee complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Trustee shall not be liable to the Pledgor even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

          (c) The Trustee shall not incur any liability to the Pledgor for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including, but not limited to, any act or provision or any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

          (d) The Trustee shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

          SECTION 10. Remedies Upon Event of Default. If any Event of Default under the Indenture (any such Event of Default being referred to in this Pledge Agreement as an "Event of Default") shall have occurred and be continuing:

          (a) The Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at such time (the "N.Y. Uniform Commercial Code") (whether or not the N.Y. Uniform Commercial Code applies to the affected Collateral) and also may without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. To the extent notice of sale shall be required by law, at least 10 Business Days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) All cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Trustee, be held by the Trustee as collateral for, and/or then or at any time thereafter applied in whole or in part by the Trustee for the ratable benefit of the Holders of the Notes against, all or any part of the Secured Obligations in such order as the Trustee shall elect. Any surplus of such cash or cash proceeds held by the Trustee and remaining after payment in full of all the Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

          SECTION 11. Security Interest Absolute. The obligations of the Pledgor under this Agreement are independent of the Secured Obligations, and a separate action or actions may be brought and prosecuted against the Pledgor to enforce this Pledge Agreement, irrespective of whether any action is brought against the Pledgor or whether the Pledgor is joined in any such action or actions. All rights of the Trustee and the Holders of the Notes and the pledge, assignment and security interest hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional, irrespective of:

          (a) any lack of validity or enforceability of the Indenture or Notes or any other agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

          (c) any taking, exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Secured Obligations;

          (d) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any of the Secured Obligations or any other assets of the Pledgor;

          (e)  any  change,   restructuring  or  termination  of  the  corporate
     structure or existence of the Pledgor; or

          (f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations or of this Pledge Agreement.

          SECTION 12. Notices. Any notice or communication given hereunder shall be sufficiently given if in writing and delivered in person or mailed by reputable commercial courier service or telecopier communication, addressed as follows:

          if to the Pledgor:

             Corporacion Durango, S.A. de C.V.
             Torre Corporacion Durango
             Potasio 150
             Ciudad Industrial
             Durango, Durango
             United Mexican States
             Attention: Legal Counsel



          if to the Trustee:

             The Chase Manhattan Bank
             450 West 33rd Street
             15th Floor
             New York, NY 10001-2697
             Attention: Catherine Donohue

All such notices and other communications shall, when sent by reputable commercial courier, telecopied or telexed, respectively, be effective when couriered, transmitted by telecopier or confirmed by telex answerback, respectively, addressed as aforesaid.

          Section 13. Severability. The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Pledge Agreement in any jurisdiction.

          Section 14. Headings. The headings in this Pledge Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          Section 15. Counterpart Originals. This Pledge Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

          Section 16. Benefits of Pledge Agreement. Nothing in this Pledge Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Pledge Agreement.

          Section 17. Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Pledge Agreement and any consent to any departure by the Pledgor from any provision of this Pledge Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Indenture, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Neither the Trustee nor any Holder of Notes shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Trustee or any Holder of Notes to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Holder of Notes of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Trustee or such Holder of Notes would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          Section 18. Interpretation of Agreement. As long as the Trustee acts in good faith to the extent a term or provision of this Pledge Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Notwithstanding the foregoing and any other provision of this Pledge Agreement or the Indenture, the Trustee shall have no fiduciary responsibility under this Pledge Agreement.

          Section 19. Continuing Security Interest. This Pledge Agreement shall create a continuing security interest in and to the Collateral and shall, unless otherwise provided in this Pledge Agreement, remain in full force and effect until the payment in full in cash of the Secured Obligations. This Pledge Agreement shall be binding upon the Pledgor, its transferees, successors and assigns, and shall inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Holders of the Notes and their respective successors, transferees and assigns.

          Section 20. Termination. So long as no Event of Default shall have occurred and be continuing, this Pledge Agreement shall terminate upon the earlier of (i) the payment in full in cash of the Secured Obligations and (ii) the Pledge Release Date (as defined in the Supplemental Indenture). Upon any such termination, the Trustee will, at the Pledgor's expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

          Section 21. Survival of Representations and Covenants. All representations, warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of this Pledge Agreement, and shall terminate only upon the termination of this Pledge Agreement.

          Section 22. Authority of the Trustee. (a) The Trustee shall have and be entitled to exercise all powers hereunder that are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Except as otherwise expressly provided in this Pledge Agreement or the Indenture, neither the Trustee nor any director, officer, employee, attorney or agent of the Trustee shall be liable to the Pledgor for any action taken or omitted to be taken by the Trustee, in its capacity as Trustee, hereunder, except for its own bad faith, gross negligence or willful misconduct, and the Trustee shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

          (b) The Pledgor acknowledges that the rights and responsibilities of the Trustee under this Pledge Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Trustee and the Holders of the Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Pledgor, the Trustee shall be conclusively presumed to be acting as agent for the Holders of the Notes with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

          Section 23. Rights of Holders of the Notes. No Holder of Notes shall have any independent rights hereunder other than those rights granted to individual Holders of the Notes pursuant to the Indenture; provided that nothing in this subsection shall limit any rights granted to the Trustee under the Notes or the Indenture.

          Section 24. Governing Law; Submission to Jurisdiction; Terms. (a) This Pledge Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Unless otherwise defined herein, terms defined in
Article 9 of the Uniform Commercial Code of the State of New York are used herein as therein defined.

          (b) The Pledgor hereby irrevocably submits to the jurisdiction of any New York State or Federal court (to the extent such court has subject matter jurisdiction) sitting in New York City and to the courts of its own corporate domicile in respect of any actions brought against it as a defendant and any appellate court from any thereof in any action or proceeding arising out of or relating to this Pledge Agreement, and the Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court.

The Pledgor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right which it may be entitled on account of place of residence or domicile. Solely for the purposes of this Pledge Agreement, to the full extent permitted by law the Pledgor hereby irrevocably appoints Durango Paper Company, 1000 Osborne Street, St. Marys, Georgia 31558, Attention:
Prudencio Calderon, as its agent to receive on behalf of the Pledgor and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Pledgor in care of the Durango Paper Company at such its address stated above, and the Pledgor hereby irrevocably authorizes and directs Durango Paper Company to accept such service on its behalf. The Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

          (c) Nothing in this Section 24 shall affect the right of the Trustee to serve legal process in any other manner permitted by applicable law or affect any right which the Trustee would otherwise have to bring any action or proceeding against the Pledgor or its property in the courts of other jurisdictions.

          (d) To the extent that the Pledgor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Pledgor to the extent permitted by law hereby irrevocably waives such immunity in respect of its obligations under this Pledge Agreement and, without limiting the generality of the foregoing, agrees that the waivers set forth in this subsection (d) shall have the fullest scope permitted under the United States Foreign Sovereign Immunities Act of 1976, as amended, and are intended to be irrevocable for purposes of such Act.

          Section 25. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT, THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE PLEDGOR OR THE TRUSTEE OR ANY HOLDER OF NOTES IN THE ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

         Section 26. Waiver of Liability. The Pledgor agrees that neither the Holder of Notes nor the Trustee in its capacity as Trustee shall have any liability to the Pledgor (whether arising in tort, contract or otherwise) for losses suffered by the Pledgor in connection with, arising out of, or in any way related to, the transactions contemplated by this Pledge Agreement, or any act, omission or event occurring in connection therewith, unless it is determined by a final nonappealable judgment of a court that is binding on the Trustee or such Holder of Notes, as the case may be, that such losses were the result of acts or omissions on the part of the Trustee or such Holders of Notes, as the case may be, constituting bad faith, gross negligence, or willful misconduct.

          IN WITNESS WHEREOF, the Pledgor and the Trustee have each caused this Pledge Agreement to be duly executed and delivered as of the date first above written.


                                    Pledgor:

                                    CORPORACION DURANGO, S.A. DE C.V.


                                    By:______________________________
                                       Name:
                                       Title:


                                    Trustee:

                                    THE CHASE MANHATTAN BANK


                                    By:____________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT A


                   Form of GID Unsubordinated Promissory Note

                                                                       EXHIBIT B


                  Form of Acknowledgment and Consent Agreement

          The undersigned hereby acknowledges notice of, and consents to the terms and provisions of, the Pledge Agreement as amended and restated on _________, 2001 (the "Pledge Agreement", the terms defined therein being used herein as therein defined) between Corporacion Durango, S.A. de C.V. (the
"Pledgor") and The Chase Manhattan Bank, as Trustee (the "Trustee") for the holders of the 13 1/8% Senior Notes due 2006 (the "Senior Notes") issued under the Indenture dated as of February 5, 2001 between the Pledgor and the Trustee, and hereby agrees with the Trustee that:

     (a) The Trustee shall be entitled to exercise any and all rights and remedies of the Pledgor under the unsubordinated promissory note issued by the undersigned to the Pledgor (as amended and restated on the date hereof, the "GID Note") in accordance with the terms of the Pledge Agreement, and the undersigned shall comply in all respects with such exercise.

     (b) The undersigned will not make any prepayment of principal under the GID Note, except as expressly provided therein.

          This Acknowledgement and Consent Agreement shall be binding upon the undersigned and its successors and assigns, and shall inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the holders of the Senior Notes and their permitted successors, transferees and assigns. This Acknowledgement and Consent Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          [The remainder of this page has been left intentionally blank]

          IN  WITNESS   WHEREOF,   the   undersigned   has  duly  executed  this
Acknowledgement and Consent Agreement as of the date set opposite its name below.


Dated:  _______________            GRUPO INDUSTRIAL DURANGO, S.A. DE C.V.


                                   By______________________________________
                                     Name:
                                     Title: